Ex-99.906CERT

Carillon Series Trust

Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Susan L. Walzer, Principal Executive Officer of the Carillon Series Trust, certify to my knowledge that:

1.	The N-CSR of the Registrant for the period ended October 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Susan L. Walzer
Susan L. Walzer
Principal Executive Officer
January 3, 2018

I, Carolyn Gill, Principal Financial Officer of the Carillon Series Trust, certify to my knowledge that:

1.	The N-CSR of the Registrant for the period ended October 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Carolyn Gill
Carolyn Gill
Principal Financial Officer
January 3, 2018

A signed original of this written statement required by Section 906 has been provided to the Carillon Series Trust and will be retained by the Carillon Series Trust and furnished to the Securities and Exchange Commission or its staff upon request.